Solo Brands, Inc. Announces Fiscal 2025 Fourth Quarter and Full Year Results

Strategic Transformation Positions Solo Brands as a Structurally Smaller, Profit-Focused, and Innovation-Led Organization

Grapevine, Texas, March 19, 2026: Solo Brands, Inc. (NYSE: SBDS) (“Solo Brands” or “the Company”), a leading portfolio of lifestyle brands (Solo Stove, Chubbies, ISLE and Oru) that are redefining the outdoor and apparel industries, today announced its financial results for the three and twelve months ended December 31, 2025.

“Fiscal 2025 was a year of significant change for Solo Brands. We took decisive actions to simplify the organization, better align our channel strategy with key retail partners, reduce our cost base, and sharpen our focus on profitability and cash generation,” said John Larson, President and Chief Executive Officer. “Despite a substantial revenue decline, particularly at Solo Stove, management actions drove a 39% reduction in fourth quarter SG&A, a significant improvement in Adjusted EBITDA, and positive operating cash flow for the third consecutive quarter.”

“Looking ahead to 2026, we are continuing to advance a more efficient organizational model and focusing on channel, market, and product-level profitability to guide growth decisions. We continue to invest in innovation, launching a new fire pit series and griddle and cooler offerings within Solo Stove; Cheekies, a new women’s swimwear line from Chubbies; and an expanded watersports lineup through our Costco partnership, while pursuing select international opportunities where we believe returns justify the investment. Our objective is to convert future revenue growth more efficiently into earnings and cash flow,” concluded Larson.

Consolidated Fourth Quarter 2025 Highlights Compared to Fourth Quarter 2024
•Net sales of $94.0 million decreased 34.5% from $143.5 million, primarily the result of the decline in both direct-to-consumer (“DTC”) and retail channel net sales within the Solo Stove segment, and, to a lesser extent, declines in both channels within the Chubbies segment.
•Gross profit of $57.0 million, or 60.6% of net sales, a 50 basis point decrease as a percentage of net sales versus a year ago. Adjusted gross profit(1) of $57.4 million, or 61.0% of net sales, which was flat as a percentage of net sales versus a year ago.
•Operating expenses of $133.9 million decreased 6.4% from $143.0 million.
•Selling, general & administrative of $50.1 million decreased 38.8% from $81.8 million, primarily based on lower marketing and distribution costs across both segments. Distribution costs declined in line with lower sales volume, and marketing and other operating expenses declined through disciplined, efficiency-driven spend management.
•Restructuring, contract termination and impairment charges were $75.5 million compared to $52.5 million.
•Net loss of $83.2 million, or (88.4)% of net sales, compared to a net loss of $58.2 million, or (40.6)% of net sales. Adjusted net income(1) of $2.3 million, which was flat versus a year ago.
•Adjusted EBITDA(1) of $9.6 million, or 10.2% of net sales, improved from $6.3 million, or 4.4% of net sales.

Segment Fourth Quarter 2025 Highlights Compared to Fourth Quarter 2024

Solo Stove
•Net sales of $72.0 million declined 38.3%, reflecting lower unit volumes as the Company maintained pricing and promotional discipline within the DTC channel and as retail partners worked through excess inventory.
•Segment EBITDA of $14.6 million, or 20.3% of net sales, increased from $6.1 million, or 5.2% of net sales, reflecting the implementation of strategic cost-saving initiatives undertaken during 2025.
Chubbies
•Net sales of $19.3 million decreased 20.0%, reflecting lower replenishment activity versus the prior year period. DTC sales declined due to reduced website traffic.
•Segment EBITDA of $0.9 million, or 4.5% of net sales, declined from $3.3 million, or 13.7% of net sales.

Consolidated Year Ended December 31, 2025 Highlights Compared to Year Ended December 31, 2024
•Net sales decreased to $316.6 million, down 30.4%, driven by declines in both retail and DTC sales within the Solo Stove segment, partially offset by sales momentum in retail and DTC channels during the first half of the year for the Chubbies segment.
•Gross profit of $188.1 million declined on lower sales, and gross profit margin grew to 59.4% of net sales compared to 57.3% of net sales in the prior year. Adjusted gross profit(1) of $189.2 million, which primarily excludes the impact of the inventory write-down in the prior year, was 59.8% of net sales, compared to 61.7% in the prior year.
•Operating expenses of $301.6 million decreased by 30.7% from $434.9 million.
•Selling, general & administrative of $176.2 million decreased 32.8% from $262.2 million, primarily due to lower sales volume and disciplined, efficiency-driven spend management.
•Restructuring, contract termination, and impairment charges were $93.5 million compared to $136.1 million.

•Net loss of $145.4 million, or (45.9)% of net sales, improved from a net loss of $180.2 million, or (39.6)% of net sales. Adjusted net loss(1) was $14.7 million, compared to adjusted net income(1) of $11.4 million.
•Adjusted EBITDA(1) of $18.5 million, or 5.8% of net sales, declined from $32.6 million, or 7.2% of net sales.

Segment Year Ended December 31, 2025 Highlights Compared to Year Ended December 31, 2024

Solo Stove
•Net sales decreased to $167.2 million, down 43.8%, reflecting lower unit volumes resulting from the Company maintaining pricing and promotional discipline within the DTC channel and as retail partners worked through excess inventory.
•Segment EBITDA of $17.9 million, or 10.7% of net sales, declined from $45.9 million, or 15.4% of net sales, reflecting the implementation of strategic cost-saving initiatives and operating de-leverage associated with lower sales.
Chubbies
•Net sales increased $10.2 million to $122.9 million, up 9.1%, driven by growth in retail strategic partnerships, coupled with solid demand within the DTC sales channel.
•Segment EBITDA of $22.4 million, or 18.2% of net sales, improved from $15.8 million, or 14.0% of net sales, due to the net sales growth and more efficient marketing spend as the strategic retail network is increasingly leveraged.

Consolidated Balance Sheet

Cash and cash equivalents were $20.0 million as of December 31, 2025 compared to $12.0 million at December 31, 2024.

Inventory was $81.6 million as of December 31, 2025 compared to $108.6 million at December 31, 2024, due to reductions in inventory balances to meet DTC and retail channel demand and to optimize our supply chain and mitigate tariff impacts.

Outstanding borrowings(2) were $253.1 million, including interest paid-in-kind, under the 2025 Term Loan (as defined herein) as of December 31, 2025, with no outstanding balance under the 2025 Revolving Credit Facility (as defined herein) for the same period. As of December 31, 2025, availability for future draws under the 2025 Revolving Credit Facility, based on the borrowing base as of such date, was $54.9 million, net of issued letters of credit.

(1) This press release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this press release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) On June 13, 2025, the Company entered into an amendment (the “2025 Refinancing Amendment”) to its existing credit agreement, which provided for (i) the refinancing of its existing term loans, with an aggregate principal amount of $240.0 million (“2025 Term Loan”) and (ii) a revolving credit facility with an initial committed amount of $90.0 million (“2025 Revolving Credit Facility”). The 2025 Revolving Credit Facility includes (i) a sub-limit of $10.0 million for swing line loans and (ii) a separate sub-limit of $20.0 million for the issuance of letters of credit. See our Q2 2025 Form 10-Q and our 2025 Form 10-K, once filed, for additional details regarding the 2025 Refinancing Amendment.

Conference Call Details

A conference call to discuss the Company's fourth quarter and full year 2025 results is scheduled for March 19, 2026, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial 1-866-652-5200 (international callers, please dial 1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of Solo Brands’ website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until March 26, 2026. To access the telephone replay, dial 1-855-669-9658 (international callers, please dial 1-412-317-0088). The access code for the replay is 8228530. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future financial position and plans for revenue growth, turnaround efforts, including our profit-focused platform, benefits to our organizational model, our liquidity, future cash flows and expectations to continue operating as a going concern, our expansion into and selection of international markets and our launch of new products, including our Cheekies brand in our Chubbies segment and our partnership with Costco, and related impacts to future financial results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our future ability to continue as a going concern; our ability to realize expected benefits from our strategic plans; our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; our continued ability to comply with the listing standards of the NYSE; risks associated with fluctuations in the price of our Class A common stock; risks associated with our indebtedness, including the limits imposed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls, including write-offs; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, as will be updated in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net sales	$94,034	$143,537	$316,581	$454,550
Cost of goods sold	37,004	55,773	128,501	194,286
Gross profit	57,030	87,764	188,080	260,264
Operating expenses
Selling, general & administrative expenses	50,077	81,835	176,248	262,172
Depreciation and amortization expenses	6,567	6,447	25,674	25,702
Restructuring, contract termination and impairment charges	75,465	52,481	93,495	136,099
Other operating expenses	1,749	2,221	6,146	10,909
Total operating expenses	133,858	142,984	301,563	434,882
Income (loss) from operations	(76,828)	(55,220)	(113,483)	(174,618)
Non-operating (income) expense
Interest expense, net	7,445	3,652	26,560	14,004
Other non-operating (income) expense	(460)	906	1,972	528
Total non-operating (income) expense	6,985	4,558	28,532	14,532
Income (loss) before income taxes	(83,813)	(59,778)	(142,015)	(189,150)
Income tax expense (benefit)	(646)	(1,560)	3,422	(8,958)
Net income (loss)	(83,167)	(58,218)	(145,437)	(180,192)
Less: net income (loss) attributable to noncontrolling interests	(22,532)	(21,239)	(44,116)	(66,836)
Net income (loss) attributable to Solo Brands, Inc.	$(60,635)	$(36,979)	$(101,321)	$(113,356)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(28)	$(210)	160	(204)
Comprehensive income (loss)	(83,195)	(58,428)	(145,277)	(180,396)
Less: other comprehensive income (loss) attributable to noncontrolling interests	(15)	(69)	42	(66)
Less: net income (loss) attributable to noncontrolling interests	(22,532)	(21,239)	(44,116)	(66,836)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(60,648)	$(37,120)	$(101,203)	$(113,494)

Net income (loss) per Class A common stock
Basic and diluted	$(35.03)	$(25.22)	$(64.09)	$(77.66)

Weighted-average Class A common stock outstanding
Basic and diluted	1,731	1,466	1,581	1,460

Solo Brands, Inc.
Segment Operating Results
(Unaudited)

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
(in thousands)	Solo Stove	Chubbies	Solo Stove	Chubbies
Net sales	$72,002	$19,321	$167,220	$122,943
Cost of goods sold	26,366	9,158	63,524	51,749
Marketing expense	14,509	1,918	35,985	12,371
Employee related compensation	2,492	2,856	10,963	12,910
Other segment operating expenses	14,020	4,519	38,862	23,502
Segment EBITDA	$14,615	$870	17,886	22,411

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
(in thousands)	Solo Stove	Chubbies	Solo Stove	Chubbies
Net sales	$116,612	$24,155	$297,379	$112,713
Cost of goods sold	45,072	10,910	113,977	45,707
Marketing expense	32,254	1,644	67,682	14,569
Employee related compensation	3,632	3,448	12,642	13,833
Other segment operating expenses	29,546	4,837	57,165	22,791
Segment EBITDA	$6,108	$3,316	45,913	15,813

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except number of shares and par value)	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$20,034	$11,980
Accounts receivable, net of allowance for credit losses of $1.1 million as of December 31, 2025 and 2024	29,764	39,440
Inventory	81,648	108,575
Prepaid expenses and other current assets	8,767	12,223
Total current assets	140,213	172,218
Non-current assets
Property and equipment, net	13,197	24,195
Intangible assets, net	100,038	189,701
Goodwill	73,119	73,119
Operating lease right-of-use assets	17,901	27,683
Other non-current assets	15,874	8,144
Total non-current assets	220,129	322,842
Total assets	$360,342	$495,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,073	$69,598
Accrued expenses and other current liabilities	30,843	41,661
Deferred revenue	1,649	1,829
Current portion of long-term debt	1,800	8,625
Total current liabilities	47,365	121,713
Non-current liabilities
Long-term debt, net	240,272	142,060
Deferred tax liability	6,739	6,795
Operating lease liabilities	13,888	22,079
Other non-current liabilities	677	9,056
Total non-current liabilities	261,576	179,990

Commitments and contingencies

Shareholders’ Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 1,847,618 and 1,470,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2	1
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized; 674,319 and 827,326 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	377,331	363,691
Retained earnings (accumulated deficit)	(329,965)	(228,814)
Accumulated other comprehensive income (loss)	(274)	(434)
Treasury stock	(1,092)	(733)
Equity attributable to Solo Brands, Inc.	46,003	133,712
Equity attributable to noncontrolling interests	5,398	59,645
Total equity	51,401	193,357
Total liabilities and equity	$360,342	$495,060

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(In thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(145,437)	$(180,192)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Restructuring, contract termination and impairment charges	74,041	136,099
Depreciation and amortization	28,542	26,632
PIK Interest	13,139	—
Noncash operating lease expense	7,461	8,517
Amortization of debt issuance costs	3,490	860
Equity-based compensation, net	3,019	6,754
Loss on disposition of the TerraFlame manufacturing operations	1,516	—
Loss (gain) on disposal of property and equipment	1,015	—
Other	234	922
Inventory charges associated with restructuring and consolidation activities	—	18,309
Prepaid marketing charges	—	1,871
Change in fair value of contingent consideration	(787)	4,438
Deferred income taxes	(57)	(11,684)
Changes in assets and liabilities
Accounts receivable	8,504	3,195
Inventory	27,400	(14,673)
Prepaid expenses and other current assets	3,494	343
Accounts payable	(55,856)	38,150
Accrued expenses and other current liabilities	(9,958)	(14,133)
Deferred revenue	(190)	(3,481)
Operating lease liabilities	(6,024)	(8,586)
Other non-current assets and liabilities	(148)	176
Payments of contingent consideration	—	(3,000)
Net cash (used in) provided by operating activities	(46,602)	10,517
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,049)	(14,512)
Net cash (used in) provided by investing activities	(12,049)	(14,512)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities and term loans	287,322	80,000
Repayments of revolving credit facilities and term loans	(199,322)	(79,250)
Debt issuance costs paid	(18,502)	(167)
Finance lease liability principal paid	(94)	(144)
Net consideration paid to Former Sellers of TerraFlame	(2,500)	—
Distributions to non-controlling interests	—	(4,284)
Surrender of stock to settle taxes on restricted stock awards	(359)	(207)
Stock issued under employee stock purchase plan	—	395
Net cash (used in) provided by financing activities	66,545	(3,657)
Effect of exchange rate changes on cash	160	(210)
Net change in cash and cash equivalents	8,054	(7,862)
Cash and cash equivalents balance, beginning of period	11,980	19,842
Cash and cash equivalents balance, end of period	$20,034	$11,980

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding restructuring, contract termination and impairment charges and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, restructuring, contract termination and impairment charges, equity-based compensation expense, and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.
•Restructuring, contract termination, impairment and related charges - For 2025, represents charges related to impairment of long lived assets, cost saving initiatives, such as the reduction in force, closure of distribution centers, owned retail store lease terminations, impairments and modifications, termination of underperforming licensing arrangements and other contracts, retention payments to key personnel, as well as costs related to the engagement of strategic consulting firms for operational planning, legal entity reorganizations, additional cost saving initiative identification and internal management reporting optimization. For 2024, represents contract termination, impairment and restructuring charges related to the termination of underperforming marketing contracts, the reorganization of the Oru and ISLE reporting units of the Company under a revised management structure, and charges related to the IcyBreeze reporting unit and the related inventory charges associated with the restructuring and consolidation activities, as well as the goodwill impairment charges related to the Solo Stove reporting unit driven by the sustained decline in share price.
•Amortization expense - Represents the non-cash amortization of the following:
•intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
•website development costs; and
•capitalized software.
•Depreciation expense - Represents the non-cash depreciation of the following:
•property and equipment; and
•tooling depreciation - tooling used in the manufacturing process that is recognized within cost of goods sold.
•Business optimization and expansion expenses - Includes select consulting engagements in 2024 for strategic planning and product roadmap development, the loss recognized from the transaction with the former sellers of TerraFlame in 2025 as well as software implementation fees in 2024 and 2025 related to the optimization and enhancement of our information technology infrastructure.
•Costs associated with the refinancing amendment - Represents strategic consulting engagement expenses incurred in conjunction with the 2025 Refinancing Amendment, specific to the 2025 Revolving Credit Facility.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vesting occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Transaction costs - Represents costs for professional service fees incurred in connection with potential and completed registered securities offerings and merger and acquisition activities.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Prepaid marketing charges - Represents the write-off of marketing campaigns that were determined to be inconsistent with current marketing strategies.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to prior period acquisitions.
•Sales tax audit expense - Represents a one-time sales tax assessment related to prior periods.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the prior period acquisitions.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Reversal of valuation allowance - Represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

Adjusted Gross Profit

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Gross profit	$57,030	$87,764	$188,080	$260,264
Inventory charges associated with restructuring and consolidation activities	—	(433)	—	18,309
Inventory fair value write-up	—	—	—	805
Tooling depreciation	325	240	1,145	927
Adjusted gross profit	$57,355	$87,571	$189,225	$280,305

Gross profit margin (Gross profit as a % of net sales)	60.6%	61.1%	59.4%	57.3%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.0%	61.0%	59.8%	61.7%

Adjusted Net Income and Adjusted EPS

The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net income (loss)	$(83,167)	$(58,218)	$(145,437)	$(180,192)
Restructuring, contract termination, impairment and related charges	75,465	52,048	93,495	154,408
Amortization expense	5,758	4,944	21,139	20,107
Business optimization and expansion expense	1,400	1,852	5,741	8,108
Costs associated with the refinancing amendment	—	—	4,341	—
Equity-based compensation expense	1,192	2,062	2,087	6,802
Transaction costs	350	41	325	1,029
Management transition costs	(18)	43	190	3,133
Prepaid marketing charges	—	—	—	1,871
Inventory fair value write-ups	—	—	—	805
Sales tax audit expense	—	—	—	485
Changes in fair value of contingent earn-out liability	—	(283)	(787)	4,438
Tax impact of adjusting items	(12,948)	(8,180)	(18,796)	(27,033)
Reversal of valuation allowance	14,260	7,955	22,984	17,463
Adjusted net income (loss)	$2,292	$2,264	$(14,718)	$11,424
Less: adjusted net income (loss) attributable to noncontrolling interests	89	335	(5,289)	4,334
Adjusted net income (loss) attributable to Solo Brands, Inc.	$2,203	$1,929	$(9,429)	$7,090

Net income (loss) per Class A common stock	$(35.03)	$(25.22)	$(64.09)	$(77.66)

Adjusted net income (loss) per Class A common stock	$1.27	$1.32	$(5.96)	$4.86

Weighted-average Class A common stock outstanding - basic and diluted	1,731	1,466	1,581	1,460

Adjusted EBITDA

The following table reconciles consolidated net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Net income (loss)	$(83,167)	$(58,218)	$(145,437)	$(180,192)
Interest expense	7,445	3,652	26,560	14,004
Income tax (benefit) expense	(646)	(1,560)	3,422	(8,958)
Depreciation and amortization expense	7,591	6,690	28,542	26,632
EBITDA	$(68,777)	$(49,436)	$(86,913)	$(148,514)
Restructuring, contract termination, impairment and related charges	75,465	52,048	93,495	154,408
Business optimization and expansion expense	1,400	1,852	5,741	8,108
Equity-based compensation expense	1,192	2,062	2,087	6,802
Changes in fair value of contingent earn-out liability	—	(283)	(787)	4,438
Management transition costs	(18)	43	190	3,133
Transaction costs	350	41	325	1,029
Costs associated with the refinancing amendment	—	—	4,341	—
Inventory fair value write-ups	—	—	—	805
Sales tax audit expense	—	—	—	485
Adjusted EBITDA	$9,612	$6,327	$18,479	$32,565

Net income (loss) margin (Net income (loss) as a % of net sales)	(88.4)%	(40.6)%	(45.9)%	(39.6)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	10.2%	4.4%	5.8%	7.2%